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                                                                     EXHIBIT 5.1


                    [LETTERHEAD OF HOLME ROBERTS & OWEN LLP]


____________, 2002


Board of Directors
UnitedGlobalCom, Inc.
4643 South Ulster Street, #1300
Denver, Colorado 80237

Re:  UnitedGlobalCom, Inc.
     Registration Statement on Form S-1

Ladies and Gentlemen:

As counsel for UnitedGlobalCom, Inc., a Delaware corporation (the "Company"), we have examined the Registration Statement on Form S-4, as amended, under the Securities Act of 1933, as amended, that the Company has filed with the Securities and Exchange Commission with respect to the registration for issuance of 160,000,000 shares of Class A common stock, par value $0.01 per share ("Class A Common Stock"), pursuant to the Amended and Restated
Agreement and Plan of Restructuring and Merger, dated as of December 31, 2001, among the Company, UGC Holdings, Inc. (formerly known as
UnitedGlobalCom, Inc.), Liberty Media Corporation, Liberty Media
International, Inc., Liberty Global, Inc., United/New United Merger Sub, Inc. and certain individuals (the "Merger Agreement").

We have also examined the Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Resale Registration Statement"), that the Company is filing with the Securities and Exchange Commission with respect to the registration for resale by certain selling securityholders of 9,581,178 shares of Class A Common Stock, which includes 8,870,332 shares of Class A Common Stock issuable upon conversion of 8,870,332 shares of the Company's Class B common stock, par value $0.01 per share. We have also examined the Company's Certificate of Incorporation, as amended and restated, Bylaws, as amended, the record of its corporate proceedings, the Merger Agreement and have made such other investigation as we have deemed necessary in order to express the opinion set forth below.

Based on such investigation, it is our opinion that when the shares of Class A Common Stock are sold pursuant to the Resale Registration Statement following issuance in accordance with the terms of the Merger Agreement, such shares will be validly issued, fully paid and non-assessable.

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We hereby consent to all references to us in the Resale Registration Statement, and all amendments thereto. We further consent to the use of this opinion as an exhibit to the Resale Registration Statement. We express no opinion as to any matters not expressly set forth herein.


HOLME ROBERTS & OWEN LLP



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